Exhibit 99.1

Contact:	Douglas Kessler	Tripp Sullivan
	President	Corporate Communications, Inc.
	(972) 490-9600	(615) 324-7318
ASHFORD HOSPITALITY TRUST ANNOUNCES EXERCISE OF OVER-ALLOTMENT OPTION
DALLAS — (January 14, 2011) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced that the underwriter has exercised its option to purchase 300,000 shares of the Company’s common stock at $9.65 per share pursuant to Ashford’s December 2010 public offering. In total, the Company sold 7,800,000 shares of common stock at $9.65 per share.
The net proceeds were used to repay a portion of the Company’s outstanding borrowings under its senior credit facility, and it intends to use a portion of the net proceeds for general corporate purposes, including, without limitation, financing future hotel-related investments, capital expenditures and working capital or repayment of other debt or maturing obligations as they become due.
Deutsche Bank Securities Inc. acted as the sole book-running manager for the offering.
A registration statement relating to the shares is effective with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the offered shares or any other securities, nor will there be any sale of such shares or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or other jurisdiction.
Copies of the final prospectus supplement (when available) and the related base prospectus may be obtained from (a) Deutsche Bank Securities Inc. at 100 Plaza One, Jersey City, NJ 07311, Attention: Prospectus Department or by calling (800) 503-4611 or by e-mail to prospectus.cpdg@db.com or (b) the Internet site of the Securities and Exchange Commission at www.sec.gov.
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AHT Announces Pricing of Common Stock Offering

January 14, 2011
About Ashford Hospitality Trust
Ashford is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions.
Forward-Looking Statements
Certain statements and assumptions contained herein or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the proposed offering and its size and the use of proceeds from the offering. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of its common stock; changes in its business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in its industry and the market in which it operates, interest rates or the general economy; and the degree and nature of its competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.
The forward-looking statements included herein are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. Ashford is not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
Contact: Douglas Kessler, President, +1-972-490-9600, or Tripp Sullivan, Corporate Communications, Inc., +1-615-324-7318
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